Unless this certificate is presented by an authorized representative of
The Depository Trust Company, a New York corporation ("DTC"), to 360 Communications Company (the "Company") or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Company by DTC or a successor depositary, this Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

         This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof (as certified to the Company by DTC or a successor depositary) only if (a) DTC notifies the Company that is unwilling or unable to continue as depositary for this Security or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 days, (b) the Company executes and delivers to the Trustee a notice that this Security and all Securities of the series designated below shall be so transferable, registerable and exchangeable, and such transfers shall be registerable, or (c) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by this certificate.

                               [FACE OF SECURITY]


                           360 COMMUNICATIONS COMPANY

                           7.60% Senior Note Due 2009

Principal Amount                                             No.
$                                                            CUSIP 885571 AD 1



         360 COMMUNICATIONS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to

                                                                           , or
registered assigns, the principal sum of
                                                                        Dollars
on April 1, 2009 (the "Stated Maturity"), and to pay interest thereon from March 17, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on April 1 and October 1 in each year (each, an "Interest Payment Date"), commencing on October 1, 1997, and at Maturity, at the rate of 7.60% (the "Interest Rate") per annum, until the principal hereof is paid or duly provided for. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior such Interest Payment Date. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on the related Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         To the extent lawful, the Company shall pay interest on (i) any overdue principal of and premium, if any, on this Security, at the interest rate borne on this Security, plus 1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at the Stated Maturity, as a result of the Company's obligations pursuant to
Section 1001 of the Indenture, or otherwise.

         If any Interest Payment Date, any Redemption Date, any Change of Control Payment Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amount due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, such Redemption Date, such Change of Control Payment Date or the Stated Maturity, as the case may be, to such Business Day.

         Payment of the principal of and premium, if any, and interest on this Security at Maturity shall be made upon presentation hereof at the office or agency of the Company, one of which will be maintained in The City of New York (which initially will be the Corporate Trust Office of Citibank, N.A. in New York, New York) or at such other office or agency permitted under the Indenture and located in The City of New York. Payment the principal of and premium, if any, and interest on this Security shall be payable in immediately available funds; provided however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                              [REVERSE OF SECURITY]

                           360 COMMUNICATIONS COMPANY
                           7.60% Senior Note Due 2009


         This  Security is one of a duly  authorized  issue of unsecured  senior debt securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture dated as of March 1, 1997 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture") from the Company to Citibank N.A., as trustee (herein called the "Trustee," which term includes any successor trustees under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof. All capitalized terms used in this Security which are not defined herein shall have the meaning assigned to them in the Indenture.

           Upon the occurrence of a Change of Control Triggering Event with respect to the Securities of this series, each Holder of Securities of this series shall have the right to require the Company to purchase such Holder's Securities, in whole or in part, in principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount thereof on any Change of Control Payment Date plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control Triggering Event with respect to the Securities of this series, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to the Trustee and each Holder of Securities of this series. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

         This Security shall be redeemable as a whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (i) 100% of the principal amount hereof or (ii) the sum of the present values of the remaining scheduled payments of principal and interest hereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus in each case accrued interest hereon to the Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Composite Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the

Comparable Treasury Price (as defined below) for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series. "Independent Investment Banker" means one of the Reference Treasury Dealers (as defined below) appointed by the Company.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Dealer Quotations, the average of all such Quotations. "Reference Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

         "Reference Treasury Dealer" means each of Salomon Brothers Inc, J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

         In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in any manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as thereby provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then
Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of Citibank, N.A. in The City of New York or other such office or agency permitted under the Indenture and located in The City of New York as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000 and in integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the Corporate Trust Office of Citibank, N.A. in The City of New York or other such office or agency permitted under the Indenture and located in The City of New York as may be designated by the Company from time to time.

         The Company shall not be required to (i) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the State of New York or the city in which is located any office or agency maintained for the purpose of principal of or premium, if any, or interest, if any, on this Security, are authorized or required by law, regulation or executive order to remain closed.

         As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the Indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against and no personal liability whatsoever shall attach to, or be Incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all of the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                  360 COMMUNICATIONS COMPANY



                                                  By:


Attested:



By:


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:

                                                  CITIBANK, N.A.,
                                                  as Trustee



                                                  By:
                                                       Authorized Signatory

                                   ASSIGNMENT

(To be executed by the registered Holder if such Holder desires to transfer this Security)



   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


     [please insert social security or other identifying number of assignee]



               [please print or type name and address of assignee]




this Security of 360 COMMUNICATIONS COMPANY, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint , Attorney, to transfer this Security in the Security Register, with full power of substitution in the premises.


Dated:




Signature of Holder                          Signature Guaranteed:
                                             Member of Securities Transfer Agent
                                             Medallion Program


NOTICE: The signature to the foregoing must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                           360 COMMUNICATIONS COMPANY
                           7.60% Senior Notes Due 2009

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)


                  In connection with the Change of Control Offer made pursuant to Section 1001 of the Indenture, the undersigned hereby elects to have:

       |_|     the entire principal amount; or

       |_| $ ($1,000 in principal amount or an integral multiple thereof) of this Security repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 101% of the principal amount indicated above plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.



Dated:





Signature of Holder                          Signature Guaranteed:
                                             Member of Securities Transfer Agent
                                             Medallion Program


NOTICE: The signature to the foregoing must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.